EXHIBIT (D)(3)

              SCHEDULE OF FEES UNDER INVESTMENT ADVISORY AGREEMENT

                                   EXHIBIT A
                                   ---------

                            NORTH TRACK FUNDS, INC.
                         INVESTMENT ADVISORY AGREEMENT

1.   TAX-EXEMPT FUND.

     a.   Effective Date:  May 1, 1999

     b. Management Fee: The management fee for this Fund, calculated in accordance with paragraph 5 of the North Track Funds, Inc. Investment Advisory Agreement, shall be at an annual rate of 0.60 of 1% of the average daily net assets of the Fund up to $50 million, reducing to
          0.50 of 1% for the next $200 million of average daily net assets, and
          0.40 of 1% of average daily net assets in excess of $250 million.

2.   GOVERNMENT FUND.

     a.   Effective Date:  May 1, 1999.

     b. Management Fee: The management fee for this Fund, calculated in accordance with paragraph 5 of the North Track Funds, Inc. Investment Advisory Agreement, shall be at an annual rate of 0.60 of 1% of the average daily net assets of the Fund up to $50 million, reducing to
          0.50 of 1% for the next $200 million of average daily net assets, and
          0.40 of 1% of average daily net assets in excess of $250 million.

3.   WISCONSIN TAX-EXEMPT FUND.

     a.   Effective Date:  May 1, 1999

     b. Management Fee: The management fee for this Fund, calculated in accordance with paragraph 5 of the North Track Funds, Inc. Investment Advisory Agreement, shall be at an annual rate of 0.50 of 1% of the first $250 million of the average daily net assets of the Fund, and
          0.40 of 1% on average daily net assets in excess of $250 million.

4.   S&P 100 PLUS FUND.

     a.   Effective Date:  May 1, 1999.

     b. Management Fee: The management fee for this Fund, calculated in accordance with paragraph 5 of the North Track Funds, Inc. Investment Advisory Agreement, shall be at an annual rate of 0.575 of 1% of the average daily net assets of the Fund up to $20 million, 0.45 of 1% on the next $30 million, 0.40 of 1% on the next $50 million, 0.35 of 1% on the next $400 million and 0.30 of 1% on assets over $500 million.

5.   ACHIEVERS FUND

     a.   Effective Date:  May 1, 1999

     b. Management Fee: The management fee for this Fund, calculated in accordance with paragraph 5 of the North Track Funds, Inc. Investment Advisory Agreement, shall be at an annual rate of 0.75 of 1% of the first $250 million of the average daily net assets of the Fund, 0.70 of 1% on the next $250 million in net assets, and 0.65 of 1% on net assets in excess of $500 million.

6.   PSE TECH 100 INDEX FUND.

     a.   Effective Date:  May 1, 1999

     b. Management Fee: The management fee for this Fund, calculated in accordance with paragraph 5 of the North Track Funds, Inc. Investment Advisory Agreement, shall be at an annual rate of 0.50 of 1% of the first $50 million of the average daily net assets of the Fund, 0.30 of 1% of the next $200 million in net assets, 0.25 of 1% of the next $250 million in net assets, and 0.20 of 1% of net assets in excess of $500 million.

7.   MANAGED GROWTH FUND.

     a.   Effective Date:  January 1, 1999

     b. Management Fee: The management fee for this Fund, calculated in accordance with paragraph 5 of the North Track Funds, Inc. Investment Advisory Agreement, shall be at an annual rate of 0.75 of 1% of the first $250 million of the average daily net assets of the Fund, and
          0.65 of 1% on average daily net assets in excess of $250 million.

8.   DOW JONES U.S. HEALTH CARE 100 PLUS FUND.

     a.   Effective Date:  April 17, 2001.

     b. Management Fee: The management fee for this Fund, calculated in accordance with paragraph 5 of the North Track Funds, Inc. Investment Advisory Agreement, shall be at an annual rate of 0.55 of 1% of the first $100 million of the average daily net assets of the Fund, 0.50 of 1% on the next $300 million of average daily net assets and 0.45 of 1% on average daily net assets in excess of $500 million.

9.   DOW JONES U.S. FINANCIAL 100 PLUS FUND.

     a.   Effective Date:  April 17, 2001.

     b. Management Fee: The management fee for this Fund, calculated in accordance with paragraph 5 of the North Track Funds, Inc. Investment Advisory Agreement, shall be at an annual rate of 0.55 of 1% of the first $100 million of the average daily net assets of the Fund, 0.50 of 1% on the next $300 million of average daily net assets and 0.45 of 1% on average daily net assets in excess of $500 million.

10.  CASH RESERVE FUND.

     a.   Effective Date:  January 1, 2001.

     b. Management Fee: The management fee for this Fund, calculated in accordance with paragraph 5 of the North Track Funds, Inc. Investment Advisory Agreement, shall be at an annual rate of 0.20 of 1% of the Fund's average daily net assets.